Exhibit 99.1

PRESS RELEASE

Beazer Homes Reports Fourth Quarter and Full Year Fiscal 2011 Results

ATLANTA, November 15, 2011 – Beazer Homes USA, Inc. (NYSE: BZH) (www.beazer.com) today announced its financial results for the quarter and fiscal year ended September 30, 2011.

Allan Merrill, President and Chief Executive Officer said, “Our new home orders showed encouraging signs of improvement in the second half of Fiscal 2011. While we acknowledge the many challenges facing the industry, we believe we have the people, the communities and the homes to allow us to generate increased new home orders and deliveries in Fiscal 2012 as we pursue a deliberate climb back to profitability.”

Summary results of the quarter and fiscal year are as follows:

As of September 30, 2011

•	Total cash and cash equivalents: $647 million, including unrestricted cash of approximately $370 million

•	Stockholders’ equity: $198 million, not including $57.5 million of mandatory convertible subordinated notes, which automatically convert to common stock at maturity in 2013

•	Total backlog from continuing operations: 1,450 homes with a sales value of $334.5 million, compared to 772 homes with a sales value of $184.7 million as of September 30, 2010

•	Land and lots controlled: 26,669 lots (82.9% owned), a decrease of 8.0% from September 30, 2010

Quarter Ended September 30, 2011 – Results from Continuing Operations (unless otherwise specified)

•	Total new orders: 1,006 homes, a 33% increase from fiscal 2010

•	Cancellation rates: 34.2%, compared with 33.2% in fiscal 2010

•	Total home closings: 1,376 homes, a 23% increase from fiscal 2010

•	Revenue: $335 million, compared to $269 million in fiscal 2010

•	Average sales price from closings: $228,100, compared with $236,600 in the prior year

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Gross profit margin: 7.3%, compared to 1.5% in fiscal 2010. These margins were impacted by $7.1 million and $26.3 million in fiscal 2011 and fiscal 2010, respectively, for impairments and option contract abandonments

•	Homebuilding gross profit margin, excluding impairments and abandonments: 9.9%, compared to 10.9% in fiscal 2010

•	Homebuilding gross profit margin, excluding impairments, abandonments and interest amortized to cost of sales: 16.3% in the fourth quarters of both fiscal 2011 and 2010

•

Loss from continuing operations: $42.4 million, or a loss of $0.57 per share, including non-cash pre-tax charges of $7.1 million for inventory impairments. This compared to a loss from continuing operations in the fourth quarter of fiscal 2010 of $57.1 million, or $0.77 per share, which included non-cash pre-tax charges of $26.3 million for inventory impairments.

•

Net loss: $43.2 million (including a loss from discontinued operations of $0.8 million), compared with a net loss of $59.5 million for fiscal 2010 (including a loss from discontinued operations of $2.4 million.)

•	Land and land development spending: $43.6 million, compared with $51.8 million in fiscal 2010

•

Cash proceeds received from land sales during the quarter: $42.8 million, compared with $5.6 million in fiscal 2010. The Company recorded a gain of less than $0.1 million on the land sales made in the fourth quarter of fiscal 2011.

Fiscal Year Ended September 30, 2011 – Results from Continuing Operations (unless otherwise specified)

•	Total new orders: 3,927 homes, a 3% decrease from fiscal 2010

•	Cancellation rates: 27.0%, compared with 25.3% for fiscal 2010

•	Total home closings: 3,249 homes, a 27% decrease from fiscal 2010

•	Revenue: $742 million, compared to $991 million in fiscal 2010

•	Average sales price from closings: $219,400, compared with $222,100 in the prior year

•

Gross profit margin: 6.5%, compared to 8.4% in fiscal 2010. These margins were impacted by $32.5 million and $49.6 million in fiscal 2011 and fiscal 2010, respectively, for impairments and option contract abandonments.

•	Homebuilding gross profit margin, excluding impairments and abandonments: 10.7%, compared to 13.2% in fiscal 2010

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Homebuilding gross profit margin, excluding impairments, abandonments and interest amortized to cost of sales: 17.2%, compared to 18.5% in fiscal 2010. Fiscal 2010 full year gross profit included a benefit of approximately 50 basis points from a non-recurring warranty recovery.

•	Loss from continuing operations:

•	Fiscal 2011: $200.2 million, or a loss of $2.71 per share, including non-cash pre-tax charges of:

•	$32.5 million for inventory impairments, and a

•	$2.9 million loss on debt extinguishment

•	Fiscal 2010: $29.6 million, or $0.49 per share, which included:

•	Non-cash pre-tax charges of $50.0 million for inventory impairments,

•	An $8.8 million impairment of the Company’s investment in an unconsolidated joint venture,

•	A $43.9 million gain on debt extinguishment, primarily related to the exchange of the Company’s junior subordinated notes, and

•	A $118.4 million benefit from income taxes.

•

Net loss: $204.9 million (including a loss from discontinued operations of $4.7 million) compared with a net loss of $34.0 million for fiscal 2010 (including a loss from discontinued operations of $4.5 million.) As with the loss from continuing operations, the primary drivers of the variance were significant benefits from tax refunds and gains on debt extinguishment recorded during fiscal 2010.

•	Land and land development spending: $221.6 million, compared with $182.7 million for fiscal 2010.

•	Cash proceeds received from land sales: $50.5 million, compared with $11.4 million for fiscal 2010. The Company recorded gains of $2.4 million on its land sales completed during fiscal 2011.

Conference Call

The Company will hold a conference call on November 15, 2011 at 10:00 am EST to discuss these results. Interested parties may listen to the conference call and view the Company’s slide presentation over the internet by visiting the “Investor Relations” section of the Company’s website at www.beazer.com. To access the conference call by telephone, listeners should dial 800-619-8639. To be admitted to the call, verbally supply the passcode “BZH”. A replay of the call will be available shortly after the conclusion of the live call. To directly access the replay, dial 800-839-5574 or 203-369-3669 and enter the passcode “3740” (available until 5:00 pm ET on November 22, 2011), or visit www.beazer.com. A replay of the webcast will be available at www.beazer.com for approximately 30 days.

Beazer Homes USA Inc., headquartered in Atlanta, Georgia, is one of the ten largest single-family homebuilders in the United States. The Company’s industry-leading high performance homes are designed to lower the total cost of home ownership while reducing energy and water consumption. With award-winning floor-plans, the Company offers homes that incorporate exceptional value and quality to consumers in 16 states, including Arizona, California, Delaware, Florida, Georgia, Indiana, Maryland, Nevada, New Jersey, New York, North Carolina, Pennsylvania, South Carolina, Tennessee, Texas, and Virginia. Beazer Homes is listed on the New York Stock Exchange and trades under the ticker symbol “BZH.”

Forward Looking Statements

This press release contains forward-looking statements. These forward-looking statements represent our expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including, among other things, (i) the final outcome of various putative class action lawsuits, multi-party suits and similar proceedings as well as the results of any other litigation or government proceedings and fulfillment of the obligations in the Deferred Prosecution Agreement and consent orders with governmental authorities and other settlement agreements; (ii) additional asset impairment charges or writedowns; (iii) economic changes nationally or in local markets, including changes in consumer confidence, declines in employment levels, volatility of mortgage interest rates and inflation; (iv) the effect of changes in lending guidelines and regulations and the uncertain availability of mortgage financing; (v) a slower economic rebound than anticipated, coupled with persistently high unemployment and additional foreclosures; (vi) continued or increased downturn in the homebuilding industry; (vii) estimates related to homes to be delivered in the future (backlog) are imprecise as they are subject to various cancellation risks which cannot be fully controlled, (viii) our cost of and ability to access capital and otherwise meet our ongoing liquidity needs including the impact of any downgrades of our credit ratings or reductions in our tangible net worth or liquidity levels; (ix) potential inability to comply with covenants in our debt agreements or satisfy such obligations through repayment or refinancing; (x) increased competition or delays in reacting to changing consumer preference in home design; (xi) shortages of or increased prices for labor, land or raw materials used in housing production; (xii) factors affecting margins such as decreased land values underlying lot option agreements, increased land development costs on communities under development or delays or difficulties in implementing initiatives to reduce production and overhead cost structure; (xiii) the performance of our joint ventures and our joint venture partners; (xiv) the impact of construction defect and home warranty claims including those related to possible installation of drywall imported from China; (xv) the cost and availability of insurance and surety bonds; (xvi) delays in land development or home construction resulting from adverse weather conditions; (xvii) potential delays or increased costs in obtaining necessary permits and possible penalties for failure to comply with laws, regulations and governmental policies; (xviii) potential exposure related to additional repurchase claims on mortgages and loans originated by Beazer Mortgage Corp.; (xix) estimates related to the potential recoverability of our deferred tax assets; (xx) effects of changes in accounting policies, standards, guidelines or principles; or (xxi) terrorist acts, acts of war and other factors over which the Company has little or no control.

Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time and it is not possible for management to predict all such factors.

CONTACT: Beazer Homes USA, Inc.

Carey Phelps

Director, Investor Relations & Corporate Communications

770-829-3700

investor.relations@beazer.com

-Tables Follow-

BEAZER HOMES USA, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended September 30,		Fiscal Year Ended September 30,
	2011	2010	2011	2010
Total revenue	$334,908	$268,745	$742,405	$991,152
Home construction and land sales expenses	303,438	238,436	661,851	857,957
Inventory impairments and option contract abandonments	7,128	26,263	32,459	49,566

Gross profit	24,342	4,046	48,095	83,629

Commissions	14,645	12,057	32,711	43,279
General and administrative expenses	30,234	31,463	137,376	141,115
Depreciation and amortization	3,626	3,411	10,253	12,669

Operating loss	(24,163)	(42,885)	(132,245)	(113,434)
Equity in income (loss) of unconsolidated joint ventures	188	12	560	(8,807)
(Loss) gain on extinguishment of debt	—	—	(2,909)	43,901
Other expense, net	(15,608)	(15,646)	(62,224)	(69,585)

Loss from continuing operations before income taxes	(39,583)	(58,519)	(196,818)	(147,925)
Provision (benefit) from income taxes	2,796	(1,400)	3,366	(118,355)

Loss from continuing operations	(42,379)	(57,119)	(200,184)	(29,570)
Loss from discontinued operations, net of tax	(797)	(2,411)	(4,675)	(4,479)

Net loss	$(43,176)	$(59,530)	$(204,859)	$(34,049)

Weighted average number of shares:
Basic	74,149	73,814	73,985	59,801
Diluted	74,149	73,814	73,985	59,801

Loss per share:
Basic & diluted loss per share from continuing operations	$(0.57)	$(0.77)	$(2.71)	$(0.49)
Basic & diluted loss per share from discontinued operations	$(0.01)	$(0.04)	$(0.06)	$(0.08)
Basic & diluted loss per share	$(0.58)	$(0.81)	$(2.77)	$(0.57)

Interest Data:	Three Months Ended September 30,		Fiscal Year Ended September 30,
	2011	2010	2011	2010
Capitalized interest in inventory, beginning of period	$51,230	$38,647	$36,884	$38,338
Interest Incurred	32,643	30,339	130,818	127,316
Capitalized interest impaired	(118)	(1,021)	(1,907)	(2,313)
Interest expense not qualified for capitalization and included as other expense	(17,752)	(16,736)	(73,440)	(74,214)
Capitalized interest amortized to house construction and land sales expenses	(20,030)	(14,345)	(46,382)	(52,243)

Capitalized interest in inventory, end of period	$45,973	$36,884	$45,973	$36,884

BEAZER HOMES USA, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	September 30, 2011	September 30, 2010
ASSETS
Cash and cash equivalents	$370,403	$537,121
Restricted cash	277,058	39,200
Accounts receivable (net of allowance of $3,872 and $3,567, respectively)	28,303	32,647
Income tax receivable	4,823	7,684
Inventory
Owned inventory	1,192,380	1,153,703
Land not owned under option agreements	11,753	49,958

Total inventory	1,204,133	1,203,661
Investments in unconsolidated joint ventures	9,467	8,721
Deferred tax assets, net	2,760	7,779
Property, plant and equipment, net	33,960	23,995
Other assets	46,570	42,094

Total assets	$1,977,477	$1,902,902

LIABILITIES AND STOCKHOLDERS’ EQUITY
Trade accounts payable	$72,695	$53,418
Other liabilities	212,187	210,170
Obligations related to land not owned under option agreements	5,389	30,666
Total debt (net of discounts of $23,243 and $23,617, respectively)	1,488,826	1,211,547

Total liabilities	1,779,097	1,505,801

Stockholders’ equity:
Preferred stock (par value $.01 per share, 5,000,000 shares authorized, no shares issued)	—	—
Common stock (par value $0.001 per share, 180,000,000 shares authorized, 75,588,396 and 75,669,381 issued and outstanding, respectively)	76	76
Paid-in capital	624,750	618,612
Accumulated deficit	(426,446)	(221,587)

Total stockholders’ equity	198,380	397,101

Total liabilities and stockholders’ equity	$1,977,477	$1,902,902

Inventory Breakdown
Homes under construction	$277,331	$210,104
Development projects in progress	424,055	444,062
Land held for future development	384,761	382,889
Land held for sale	12,837	36,259
Capitalized interest	45,973	36,884
Model homes	47,423	43,505
Land not owned under option agreements	11,753	49,958

Total inventory	$1,204,133	$1,203,661

BEAZER HOMES USA, INC.

CONSOLIDATED OPERATING AND FINANCIAL DATA - CONTINUING OPERATIONS

	Quarter Ended September 30,		Fiscal Year Ended September 30,
	2011	2010	2011	2010
SELECTED OPERATING DATA
Closings:
West region	445	399	1,115	1,777
East region	584	455	1,316	1,729
Southeast region	347	265	818	915

Continuing Operations	1,376	1,119	3,249	4,421
Discontinued Operations	28	70	101	224

Total closings	1,404	1,189	3,350	4,645

New orders, net of cancellations:
West region	378	262	1,416	1,615
East region	385	313	1,588	1,563
Southeast region	243	182	923	867

Continuing Operations	1,006	757	3,927	4,045
Discontinued Operations	17	53	94	203

Total new orders	1,023	810	4,021	4,248

Backlog units at end of period:
West region	570	269	570	269
East region	638	366	638	366
Southeast region	242	137	242	137

Continuing Operations	1,450	772	1,450	772
Discontinued Operations	17	24	17	24

Total backlog units	1,467	796	1,467	796

Dollar value of backlog at end of period (in millions)	$338.3	$189.1	$338.3	$189.1

Revenue (in thousands):
West region	$101,292	$80,203	$233,133	$364,530
East region	157,299	138,339	343,826	451,162
Southeast region	76,122	50,203	165,107	175,460
Pre-owned homes	195	—	339	—

Total revenue	$334,908	$268,745	$742,405	$991,152

BEAZER HOMES USA, INC.

CONSOLIDATED OPERATING AND FINANCIAL DATA - CONTINUING OPERATIONS

(Dollars in thousands)

	Quarter Ended September 30,		Fiscal Year Ended September 30,
	2011	2010	2011	2010
SUPPLEMENTAL FINANCIAL DATA
Revenues
Homebuilding operations	$313,835	$264,765	$712,722	$981,842
Land sales and other	21,073	3,980	29,683	9,310

Total revenues	$334,908	$268,745	$742,405	$991,152

Gross profit
Homebuilding operations	$23,869	$2,650	$43,996	$79,549
Land sales and other	473	1,396	4,099	4,080

Total gross profit	$24,342	$4,046	$48,095	$83,629

Reconciliation of homebuilding gross profit before impairments and abandonments and interest amortized to cost of sales and the related gross margins to homebuilding gross profit and gross margin, the most directly comparable GAAP measure, is provided for each period discussed below:

	Quarter Ended September 30,				Fiscal Year Ended September 30,
	2011		2010		2011		2010
Homebuilding gross profit	$23,869	7.6%	$2,650	1.0%	$43,996	6.2%	$79,549	8.1%
Inventory impairments and lot option abandonments (I&A)	7,128		26,263		32,459		49,566

Homebuilding gross profit before I&A	30,997	9.9%	28,913	10.9%	76,455	10.7%	129,115	13.2%
Interest amortized to cost of sales	20,030		14,345		46,382		52,243

Homebuilding gross profit before I&A and interest amortized to cost of sales	$51,027	16.3%	$43,258	16.3%	$122,837	17.2%	$181,358	18.5%